UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2023 (May 26, 2023)

Atossa Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Spring Street Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 588-0256

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuance to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	The Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 1, 2023 (the “Effective Date”), Atossa Therapeutics, Inc. (the “Company”) appointed Greg Weaver as the Company’s Executive Vice President and Chief Financial Officer. Mr. Weaver will continue as a member of the Company’s Board of Directors.

Mr. Weaver succeeds Kyle Guse, who ceased to serve as the Company’s General Counsel and Chief Financial Officer as of May 26, 2023. Subject to, and in accordance with, the terms of his employment agreement, Mr. Guse will be entitled to receive the severance benefits payable under his employment agreement upon a termination by the Company without cause. In connection with his appointment as Chief Financial Officer, Mr. Weaver has replaced Mr. Guse as the Company’s principal financial and accounting officer.

Mr. Weaver, 67, has served as a director of the Company since October 2013. From August 2022 until the Effective Date, Mr. Weaver served as Chief Financial Officer of BioIntelliSense, Inc., a commercial stage medical technology company providing remote patient monitoring solutions to hospitals and at-home. Mr. Weaver previously served as Chief Financial Officer of the following publicly traded biotech companies: Atai Life Sciences (Nasdaq: ATAI), a clinical-stage biopharmaceutical company, from July 2020 to August 2022 and Eloxx Pharmaceuticals, Inc. (Nasdaq: ELOX), a biotech company, from September 2017 to March 2020. Mr. Weaver received his undergraduate degree in finance from Trinity University and his MBA from Boston College. Effective June 1, 2023, Mr. Weaver will serve on the board of directors of BioIntelliSense, Inc. Mr. Weaver currently also serves on the board of Rejuveron Life Sciences. From 2014 to January 2020, Mr. Weaver served on the board of directors of Egalet Corp. (Nasdaq: EGLT), a publicly traded biotech company. Mr. Weaver was a CPA with Arthur Andersen early in his career.

In connection with his service as Executive Vice President and Chief Financial Officer, Mr. Weaver will receive an initial annual base salary of $450,000, a target bonus equal to 45% of base salary, a sign-on bonus of $125,000 and an initial equity grant of 2,600,000 time-based stock options that vest over four years with an exercise price equal to the closing stock price on the date of grant. In addition, subject to his delivery of a customary release and separation agreement, Mr. Weaver will be entitled to receive severance benefits in connection with a termination by the Company without cause or his resignation for good reason consisting of either: (i) 6 months’ of base salary continuation and 6 months’ of healthcare insurance premiums, if his separation of service is not in connection with a change of control, or (ii) 12 months’ of base salary continuation, 12 months’ of healthcare insurance premiums and full acceleration of outstanding equity awards if his separation of service is in connection with a change of control and accelerated vesting of certain time-based equity awards. The Company intends to enter into a formal employment agreement with Mr. Weaver that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2023

/s/ Steven C. Quay
Steven C. Quay, M.D., Ph.D. Chief Executive Officer